UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2015

BRISSET BEER INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54452	80-0778461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
370 Guy, Suite G9, Montreal, Quebec, Canada
(Address of Principal Executive Offices)

H3J-1S6
(Zip Code)

514-906-6851
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01- Other Events

On November 13, 2015, Brisset Beer International, Inc. (the “Registrant”) closed a private placement of 75,000 units at $0.30 per unit for total proceeds of $22,500. Each unit consists of one share of common stock, and one Class A warrant exercisable at $0.35 per share, expiring October 16, 2020, one Class B warrant exercisable at $0.40 per share, expiring October 16, 2020, and one Class C warrant exercisable at $0.45 per share, expiring October 16, 2020.  The common shares were offered by the Registrant pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.   The private placement was fully subscribed to by a non-U.S. person.

For all the terms and provisions of the Private Placement, reference is hereby made to such documents annexed hereto as Exhibits 10.1, 10.2, 10.3, and 10.4.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.                      Description
10.1	Form of Subscription Agreement
10.2	Class A Warrant
10.3	Class B Warrant
10.4	Class C Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 13, 2015

BRISSET BEER INTERNATIONAL, INC.

By:           /s/ Stephane Pilon
Name:         Stephane Pilon
Title:           Chief Executive Officer